Exhibit 99.1.

                            FIRE HALTS PRODUCTION AT
                       DOUBLE EAGLE STEEL COATING COMPANY

     PITTSBURGH, Dec. 17 - United States Steel LLC (NYSE:X), a wholly owned subsidiary of USX Corporation, confirmed today that production at Double Eagle

Steel Coating Company (DESCO) was halted at approximately 12:00 p.m. EST on

Saturday, December 15, 2001, by a major fire. The facility, which is located in

Dearborn, Mich., is a joint venture between U. S. Steel and Rouge Steel Company,

the primary operating subsidiary of Rouge Industries, Inc. (NYSE:ROU).  The extent of the damage and the possible length of the plant's production outage have not yet been fully determined.

     DESCO employs 150 personnel.  All employees were safely evacuated from the facility.

     Preliminary indications are that the fire started in the facility's strip cleaning operation located on the sixth floor, but quickly spread through the building's air evacuation system.

     U. S. Steel plans to reallocate substantially all of its portion of DESCO's normal production to other U. S. Steel facilities until the plant returns to operation.

     DESCO is a flat rolled steel electrogalvanizing facility with an annual operating capacity of 850,000 tons.

                                      -oOo-

2001-12-17

                              Safe Harbor Statement

This press release contains forward-looking information about U. S. Steel and Double Eagle. A number of factors could cause actual results to differ materially from those anticipated, including the extent of the damage, the timing and cost of repairs and general factors in the market for steel products. In accordance with safe harbor provisions of the Private Securities Litigation Reform Act of 1995, USX has included in Form 10-K for the year ended December 31, 2000, as amended in Forms 10-K/A, and in subsequent Forms 10-Q and Forms 8-K, cautionary statements identifying important factors, but not necessarily all factors, that could cause actual results to differ materially from those set forth in the forward-looking statements.